UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2004

Exact name of registrant as specified in its charter	Baldor Electric Company

State or other jurisdiction of incorporation	Missouri

Commission File Number	01-07284

IRS Employer Identification No	43-0168840

Address of principal executive offices	5711 R. S. Boreham, Jr., St Fort Smith, Arkansas

Zip Code	72901

Registrant’s telephone number, including area code	479-646-4711

Former name or former address, if changed since last report	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Baldor Electric Company (“Baldor”) announced that effective January 2, 2005, John A. McFarland has been appointed as Chairman of the Board and Ronald E. Tucker has been appointed President.

Mr. McFarland, 52, will succeed current Chairman, R. S. Boreham, Jr., who earlier this year announced his plans to retire as Chairman at the end of 2004. Mr. McFarland will retain the title of Chief Executive Officer. Mr. McFarland has been Baldor’s President and Chief Executive Officer since 2000. Prior to that he served at various executive positions at Baldor including Executive Vice President of Sales and Marketing, Vice President of Sales, and Vice President of International Sales.

Mr. Tucker, 46, has been named President of Baldor in addition to his current responsibilities as Chief Financial Officer and Secretary. Mr. Tucker has been Baldor’s Chief Financial Officer since 2000 and Secretary since 2002. Prior to 2000, Mr. Tucker held several management positions with Baldor including Treasurer, Controller, and Director of Audit Services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baldor Electric Company
(Registrant)

Date November 11, 2004	/s/ Ronald E. Tucker
Ronald E. Tucker
Chief Financial Officer and Secretary
(Principal Financial Officer)